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                                                                 Exhibit 5.1

                                 June 20, 1996


Calgene, Inc.
1920 Fifth Street
Davis, California 95616


Re:   1996 Stock Option Plan
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      1991 Stock Option Plan, as amended
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      1990 Employee Stock Purchase Plan
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      1981 Stock Option Plan
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Ladies and Gentlemen:

      We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 7,866,849 shares of Common Stock, $.001 par value per share (the "Shares"), of Calgene, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Stock Option Plan, 1991 Stock Option Plan, 1990 Employee Stock Purchase Plan and 1981 Stock Option Plan (the "Plans").

      We have examined the Amended and Restated Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings or resolutions adopted at meetings of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all such documents.

      Based upon and subject to the foregoing, we are of the opinion that the shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                               Very truly yours,

                                               /s/ Hale and Dorr

                                               HALE AND DORR


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